EX-25.1

                                ----------------
                       SECURITIES AND EXCHANGE COMMISSION
                                ----------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)_

                               ------------------

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

             New York                                     13-5375195
(State of Incorporation if not a            (I.R.S. Employer Identification No.)
 U.S. national bank)

One State Street, New York, New York                          10004
(Address of principal executive offices)                    (Zip code)

                    Terence Rawlins, Assistant Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                                   NBTY, INC.

               (Exact name of obligor as specified in its charter)

            Delaware                                       11-2228617
(State of jurisdiction of incorporation     (I.R.S. Employer Identification No.)
 or organization)

90 Orville Drive                                             11716
Bohemia, NY                                                (Zip code)
(Address of principal executive office)

                                   ----------

                         (Title of Indenture Securities)
                                   NBTY, INC.
               8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B

Item 1   General information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  New York State Banking Department
                  Two Rector Street
                  New York, New York

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

                  Federal Reserve Bank of New York Second District 33 Liberty Street
                  New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                           Yes

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligator is not an affiliate of the trustee.

Item 3.  Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                             As of October 30, 1997
                 Col. A                                       Col. B
             Title of class                             Amount Outstanding

Not Applicable

Item 4.  Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture

                                    Not Applicable

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                     Not Applicable


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

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or any of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                    Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                             As of October 30, 1997

------------------------------ -------------------------- ----------------------------- -----------------------------

            Col A                        Col B                       Col. C                        Col. D
        Name of Owner               Title of class               Amount owned           Percent of voting securities
                                                                 beneficially               represented by amount
                                                                                               given in Col. C
    --------------------         --------------------       --------------------         -------------------------
------------------------------ -------------------------- ----------------------------- -----------------------------


                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                             As of October 30, 1997


------------------------------ -------------------------- ----------------------------- -----------------------------

            Col A                        Col B                       Col. C                        Col. D
        Name of Owner               Title of class               Amount owned           Percent of voting securities
                                                                 beneficially               represented by amount
                                                                                               given in Col. C
    --------------------         --------------------       --------------------         -------------------------
------------------------------ -------------------------- ----------------------------- -----------------------------

                                 Not Applicable

Item 8.  Securities of the obligor owned or held by the trustee

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                             As of October 30, 1997


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

------------------------------ -------------------------- ----------------------------- -----------------------------

            Col A                        Col B                       Col. C                        Col. D
        Name of Owner               Title of class               Amount owned           Percent of voting securities
                                                            beneficially or held as         represented by amount
                                                            collateral security for             given in Col. C
                                                             obligations in default
    --------------------         --------------------       ------------------------     ---------------------------
------------------------------ -------------------------- ----------------------------- -----------------------------

                                 Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                             As of October 30, 1997


------------------------------ -------------------------- ----------------------------- -----------------------------

            Col A                        Col B                       Col. C                        Col. D
        Name of Owner               Title of class               Amount owned           Percent of voting securities
                                                            beneficially or held as         represented by amount
                                                            collateral security for             given in Col. C
                                                             obligations in default
    --------------------         --------------------       ------------------------     ---------------------------
------------------------------ -------------------------- ----------------------------- -----------------------------

                                 Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of October 30, 1997

------------------------------ -------------------------- ----------------------------- -----------------------------

            Col A                        Col B                       Col. C                        Col. D
        Name of Owner               Title of class               Amount owned           Percent of voting securities
                                                            beneficially or held as         represented by amount
                                                            collateral security for             given in Col. C
                                                             obligations in default
    --------------------         --------------------       ------------------------     ---------------------------
------------------------------ -------------------------- ----------------------------- -----------------------------

                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge


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

         of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                             As of October 30, 1997

---------------------------- ---------------------------- ---------------------

         Col. A                           Col. B                 Col. C.
 Nature of Indebtedness            Amount Outstanding            Date Due
  --------------------            --------------------        ---------------
---------------------------- ---------------------------- ----------------------

                                 Not Applicable

Item 12. Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             As of October 30, 1997

------------------------------ -------------------------- ----------------------------- -----------------------------

            Col A                        Col B                       Col. C                        Col. D
        Name of Owner               Title of class               Amount owned           Percent of voting securities
                                                            beneficially or held as         represented by amount
                                                            collateral security for             given in Col. C
                                                             obligations in default
    --------------------         --------------------       ------------------------     ---------------------------
------------------------------ -------------------------- ----------------------------- -----------------------------

                                 Not Applicable

Item 13. Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 14. Affiliations with the Underwriters

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15. Foreign Trustees.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the Trustee to Commence Business. (Included in Exhibit I above).

         *3. A copy of the Authorization of the Trustee, as amended to date. (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 221 9146).

         *4. A copy of the existing By-Laws of the Trustee, as amended to date. (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

         6.       The  consent  of  the  United  States  institutional   trustee
                  required by Section 321 (b) of the Act.

         7.       A copy  of the  latest  report  of  condition  of the  trustee
                  published   pursuant  to  law  or  the   requirements  of  its
                  supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE
                                      ----

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of October, 1997.

                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By:  /s/ Terence Rawlins
                                     -------------------------------
                                      Terence Rawlins
                                      Assistant Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE


Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by NBTY, INC. of its 8 5/8% Senior Subordinated Notes due 2007, Series B, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By:  /s/ Terence Rawlins
                                     -----------------------------
                                      Terence Rawlins
                                      Assistant Vice President



Dated: As of October 30, 1997

                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                           Report as of June 30, 1997


                                                                  Dollar Amounts
                                                                   in Thousands
                                                                   ------------
                              ASSETS
                              ------

Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin........     $   41,319
     Interest-bearing balances.................................     $  314,579

Securities:  Held-to-maturity securities.......................     $  180,111
             Available-for-sale securities.....................     $   47,600

Federal funds sold and securities  purchased under
agreements  to resell in  domestic  offices of the
bank and of its Edge  and  Agreement  subsidiaries
and in IBFs:
     Federal Funds sold and Securities purchased under
     agreements to resell.....................................      $  694,850

Loans and lease financing receivables:
     Loans and leases, net of unearned income.................      $1,955,686
     LESS:  Allowance for loan and lease losses...............      $   62,876
     LESS:  Allocated transfer risk reserve...................      $      -0-
     Loans and leases, net of unearned income,
     allowance and reserve....................................      $1,892,810

Trading assets held in trading accounts.......................      $      603

Premises and fixed amounts (including capitalized leases).....           3,709

Other real estate owned.......................................      $      202

Investments in unconsolidated subsidiaries and associated
companies.....................................................      $      -0-

Customers' liability to this bank on acceptances outstanding..      $       81

Intangible assets.............................................      $      -0-

Other assets..................................................      $   67,902

TOTAL ASSETS..................................................      $3,242,965

                                      LIABILITIES
                                      -----------

Deposits:
     In domestic offices......................................      $1,694,675
        Noninterest-bearing...................................      $  263,641
        Interest-bearing......................................      $1,431,023

                                                                  Dollar Amounts
                                                                   in Thousands
                                                                   ------------


     In foreign offices, Edge and Agreement subsidiaries,
      and IBFs................................................      $1,121,075
        Noninterest-bearing...................................      $   17,535
        Interest-bearing......................................      $1,103,540

Federal funds  purchased and securities sold under
agreements to  repurchase  in domestic  offices of
the   bank   and  of  its   Edge   and   Agreement
subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under
     agreements to repurchase.................................      $   25,000

Demand notes issued to the U.S. Treasury......................      $   60,000

Trading Liabilities...........................................      $      140

Other borrowed money:
     a)  With a remaining maturity of one year or less........      $   38,369
     b)  With a remaining maturity of more than one year......      $    1,763
     c)  With a remaining maturity of more than three years...      $    2,242

Bank's liability on acceptances executed and outstanding......      $       81

Subordinated notes and debentures.............................      $      -0-

Other liabilities.............................................      $   69,908

TOTAL LIABILITIES.............................................      $3,013,253

Limited-life preferred stock and related surplus..............      $      -0-

                                    EQUITY CAPITAL

Perpetual preferred stock and related surplus..................     $      -0-

Common Stock...................................................     $   29,649

Surplus (exclude all surplus related to preferred stock).......     $  217,008

Undivided profits and capital reserves.........................     $  (17,000)

Net unrealized gains (losses) on available-for-sale securities.     $       55

Cumulative foreign currency translation adjustments............     $      -0-

TOTAL EQUITY CAPITAL...........................................     $  229,712

TOTAL LIABILLITIES AND EQUITY CAPITAL..........................     $3,242,965



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